Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal 2013 Financial Results

Fourth Quarter Revenue up 28.3% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

March 7, 2013 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal fourth quarter and year ended January 31, 2013.

Revenue for the fourth quarter of fiscal 2013 was $31.5 million, up 28.3% from $24.6 million in the same period in fiscal 2012. For the fiscal year ended January 31, 2013, revenue was $121.1 million, up 24.5% from $97.3 million for the year ending January 31, 2012.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2013 was 63.2%, compared with 68.2% for the same period in fiscal 2012. For the year ended January 31, 2013, GAAP gross margin was 66.6%, compared with 66.6% for the year ended January 31, 2012.

GAAP net income for the fourth quarter of fiscal 2013 was $3.6 million, or $0.13 per diluted ordinary share, compared with GAAP net income of $1.8 million, or $0.04 per diluted ordinary share, for the same period in fiscal 2012. GAAP net income for the year ended January 31, 2013 was $18.2 million, or $0.60 per diluted ordinary share. This compares to GAAP net income of $9.8 million, or $0.30 per diluted ordinary share, for the year ended January 31, 2012.

Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2013 was 63.3%, compared with 68.3% for the same period in fiscal 2012. For the year ended January 31, 2013, non-GAAP gross margin was 66.7%, compared with 66.7% for the year ended January 31, 2012.

Non-GAAP net income for the fourth quarter of fiscal 2013 was $5.0 million, or $0.18 per diluted ordinary share. This compares with non-GAAP net income of $2.7 million, or $0.08 per diluted ordinary share for the same period in fiscal 2012. Non-GAAP net income for the year ended January 31, 2013 was $22.7 million, or $0.79 per diluted ordinary share. This compares to non-GAAP net income of $13.1 million, or $0.45 per diluted ordinary share, for the year ended January 31, 2012.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Cash and cash equivalents at the end of the fourth fiscal quarter of 2013 were $100.5 million, compared with $58.9 million at the end of the same quarter a year ago. Ambarella raised $27.4 million in net proceeds, after deducting underwriting discounts and commissions, in its initial public offering on October 10, 2012. An additional $5.0 million, net of underwriting discounts and commissions, was raised in November 2012 through the exercise of the over-allotment option by the underwriters of the initial public offering.

“We are very pleased with our fourth quarter and fiscal year 2013 financial results,” said Fermi Wang, president and CEO. “We experienced significant year-over-year growth in our automotive and sports camera markets, and we were especially pleased with progress in our professional IP security camera market, which contributed strong gross margins as well as substantial year-over-year revenue growth. As this security market continues to grow rapidly, driven by the migration from analog standard definition cameras to digital, IP-based high definition cameras, we believe our products offer advanced technology and leading features that allow our customers to deliver winning solutions to the market.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss fourth quarter and fiscal 2013 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is Ambarella. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, wearable sports cameras, digital still cameras, and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to expansion of our target markets and the ability of our technology and product features to gain market acceptance and design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our growth strategy; our ability to anticipate future market demands and future needs of our customers; our plans for future products; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s final prospectus for its initial public offering, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
Revenue	$31,518	$24,571	$121,066	$97,257
Cost of revenue	11,584	7,802	40,405	32,458

Gross profit	19,934	16,769	80,661	64,799

Operating expenses:
Research and development	11,198	10,007	42,829	37,618
Selling, general and administrative	5,114	4,665	17,926	15,926

Total operating expenses	16,312	14,672	60,755	53,544
Income from operations	3,622	2,097	19,906	11,255
Other income (loss), net	(3)	(69)	136	(90)

Income before income taxes	3,619	2,028	20,042	11,165
Provision for income taxes	(24)	251	1,854	1,344

Net income	$3,643	$1,777	$18,188	$9,821

Net income per share attributable to ordinary shareholders:
Basic	$0.14	$0.04	$0.64	$0.32

Diluted	$0.13	$0.04	$0.60	$0.30

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	26,894,966	7,958,603	13,511,646	7,961,944

Diluted	28,547,219	9,431,803	15,016,986	9,469,820

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
	(in thousands)
Stock-based compensation:
Cost of revenue	$33	$15	$92	$52
Research and development	963	552	2,942	1,821
Selling, general and administrative	562	404	1,965	1,743

Total stock-based compensation	$1,558	$971	$4,999	$3,616

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP net income	$3,643	$1,777	$18,188	$9,821
Two-class method—allocation to participating securities basic net income	(8)	(1,424)	(9,578)	(7,255)
Additional allocation to ordinary shares—treasury stock method	—	38	432	277

GAAP net income—diluted	$3,635	$391	$9,042	$2,843

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	1,372	883	4,538	3,291
Two-class method—additional allocation to participating securities	(2)	(507)	(1,710)	(1,873)

Non-GAAP net income—diluted	$5,005	$767	$11,870	$4,261

GAAP—diluted weighted average shares	28,547,219	9,431,803	15,016,986	9,469,820
Non-GAAP—diluted weighted average shares	28,547,219	9,431,803	15,016,986	9,469,820
GAAP—diluted net income per share	$0.13	$0.04	$0.60	$0.30
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.05	0.09	0.30	0.35
Non-GAAP adjustment to two-class method diluted net income	(0.00)	(0.05)	(0.11)	(0.20)
Non-GAAP—diluted net income per share	$0.18	$0.08	$0.79	$0.45

For fiscal Q4 and the year ending 2013, the difference between GAAP and non-GAAP gross margin was 0.1%, or $33,000 and $92,000, respectively, for each period. The difference was due to the effect of stock-based compensation and the associated tax impact, recorded for GAAP purposes.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 31,
	2013	2012
ASSETS
Current assets:
Cash	$100,494	$58,944
Accounts receivable, net	20,153	9,485
Inventories	8,918	6,786
Restricted cash	3	517
Deferred tax assets, current	1,220	861
Prepaid expenses and other current assets	2,360	1,226

Total current assets	133,148	77,819
Property and equipment, net	2,536	1,686
Deferred tax assets, non-current	938	426
Intangible assets, net	—	270
Other assets	1,981	1,538

Total assets	$138,603	$81,739

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	6,674	6,481
Accrued liabilities	14,419	7,931
Income taxes payable	286	530
Deferred revenue, current	3,451	8,002

Total current liabilities	24,830	22,944
Deferred revenue, non-current	—	200
Other long-term liabilities	1,441	1,246

Total liabilities	26,271	24,390

Preference Shares	—	50,900
Shareholders’ equity:
Ordinary shares	12	3
Additional paid-in capital	91,911	4,225
Retained earnings	20,409	2,221

Total shareholders’ equity	112,332	6,449

Total liabilities, redeemable convertible preference shares and shareholders’ equity	$138,603	$81,739